EXHIBIT 10.16(c)

ADVANCED MEDICAL OPTICS, INC.

2005 EXECUTIVE DEFERRED COMPENSATION PLAN

(2009 RESTATEMENT)

Effective January 1, 2005

ADVANCED MEDICAL OPTICS, INC.

2005 EXECUTIVE DEFERRED COMPENSATION

(2009 RESTATEMENT)

ADVANCED MEDICAL OPTICS, INC.

2005 EXECUTIVE DEFERRED COMPENSATION

(2009 RESTATEMENT)

ADVANCED MEDICAL OPTICS, INC.

2005 EXECUTIVE DEFERRED COMPENSATION

(2009 RESTATEMENT)

ADVANCED MEDICAL OPTICS, INC.

2005 EXECUTIVE DEFERRED COMPENSATION

(2009 RESTATEMENT)

ARTICLE I

INTRODUCTION

1.1 Plan Purpose. The purpose of the Advanced Medical Optics, Inc. 2005 Executive Deferred Compensation Plan (the “Plan”) is to provide deferred compensation benefits to selected executive and management employees of the Company as more fully provided herein. The benefits provided under this Plan are intended to be in addition to other employee benefit programs offered by the Company, including but not limited to tax-qualified employee benefit plans.

1.2 Effective Date of Plan. The Plan was established effective as of January 1, 2005 by the Board of Directors of Advanced Medical Optics, Inc., a Delaware corporation (“AMO”), and is hereby amended and restated effective as of January 1, 2005. The Plan shall continue in effect until terminated by the Board.

1.3 Applicability of Code Section 409A. The Plan applies to deferred compensation benefits subject to Code Section 409A. It is intended that the Code Section 409A provisions be regarded as good faith compliance with the requirements of Code Section 409A and be construed in accordance with Code Section 409A, the Treasury regulations, and other guidance issued thereunder.

1.4 Applicability of ERISA. The Plan is intended to be a “top-hat” plan — that is, an unfunded plan maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees within the meaning of ERISA.

1.5 Predecessor Plan. Deferred compensation benefits that are not subject to Code Section 409A shall be provided solely under the Advanced Medical Optics, Inc. Executive Deferred Compensation Plan (the “Predecessor Plan”) and shall continue to be governed under the terms of the Predecessor Plan.

ARTICLE II

DEFINITIONS

As used herein, the following definitions shall apply unless context clearly indicates to the contrary.

2.1 AMO 401(k) Plan. “AMO 401(k) Plan” means the Advanced Medical Optics 401(k) Plan, as amended from time to time.

2.2 Annual Deferral. “Annual Deferral” means the amount of Base Salary and/or Bonuses which the Participant elects to defer for each Plan Year pursuant to Section 4.1 of the Plan.

2.3 Base Salary. “Base Salary” means the Participant’s annual basic rate of pay from the Company (excluding Bonuses, commissions, and other non-regular forms of compensation) before reductions for deferrals under this Plan, the AMO 401(k) Plan, or a “cafeteria plan” under Code Section 125.

2.4 Beneficiary. “Beneficiary” means the person or persons or entity designated as such in accordance with Section 15.1.

2.5 Board; Board of Directors. “Board” and “Board of Directors” each mean the Board of Directors of AMO. The Organization, Compensation and Corporate Governance Committee of the Board, or any successor thereto, shall exercise any and all rights, duties and obligations that are retained by or assigned to the Board under the Plan.

2.6 Bonuses. “Bonuses” means non-salary amounts earned by the Participant that are designated as bonuses or commissions. Bonuses shall relate to Plan Year for which the services were performed even though they may be paid in the subsequent Plan Year in accordance with Company policy or practice.

2.7 Code. “Code” means the Internal Revenue Code of 1986, as amended.

2.8 Committee. “Committee” means the committee authorized to administer this Plan as set forth in Section 12.1.

2.9 Company. “Company” means Advanced Medical Optics, Inc., a Delaware corporation, and each Affiliated Company (as defined in the AMO 401(k) Plan) designated by the Board of Directors.

2.10 Credited Service. “Credited Service” means the amount of service of a Participant determined by the Committee based on the human resources records maintained by the Company. In the case of an Eligible Employee who was employed by the Company at any time prior to the Effective Date, his or her “Credited Service” as determined under the Predecessor Plan shall be added to such Eligible Employee’s Credited Service under this Plan.

2.11 Death Benefit. “Death Benefit” means a distribution described in Article VIII.

2.12 Deferral Accounts. “Deferral Accounts” means the separate accounts maintained solely for record keeping purposes on behalf of each Participant to which a Participant’s Annual Deferrals, Restoration Credits, and Discretionary Credits for a Plan Year are credited pursuant to Section 5.1 and to which earnings are credited at the Fund Rate pursuant to Section 5.2.

2.13 Deferral Election. “Deferral Election” means an election made by the Participant to defer Base Salary or Bonuses pursuant to Section 4.1.

2.14 Disability. “Disability” means any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than six (6) months and as a result the Participant is unable to perform the duties of his or her position or any substantially similar position.

2.15 Effective Date. “Effective Date” means January 1, 2005 for this amended and restated Plan.

2.16 Eligible Employee. “Eligible Employee” means:

(a) Any employee of the Company who is a United States-based payroll employee, a Puerto Rico-based payroll employee, or any expatriate employee of the Company who is a United States citizen or permanent resident and who is either exempt grade 8E and above (“Eligible by Grade”) or is employed in another executive or management position as approved by the Committee (“Eligible by Designation”); or

(b) For Plan Years beginning on or after January 1, 2008, any employee of the Company who is a United States-based payroll employee or a Puerto Rico-based payroll employee employed in a sales position, who is classified below grade 8E, whose annual compensation exceeds the limit in Code Section 401(a)(17), and who is not an Eligible Employee under subsection (a) above (“Eligible Salesperson”);

provided, that in each case (i) he or she is not classified or paid as an independent contractor (regardless of his or her classification for federal tax or other legal purposes) by the Company and (ii) he or she does not perform services for the Company pursuant to an agreement between the Company and any other person including a leasing organization.

2.17 ERISA. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

2.18 Enrollment Forms. “Enrollment Forms” means, collectively, the form or forms prescribed by the Committee for enrollment in the Plan including (i) a “Deferral Election Form” pursuant to which a Participant agrees to defer Base Salary and/or Bonuses for a Plan Year, (ii) a “Distribution Election Form” pursuant to which a Participant elects or changes the form and time of benefit payment for amounts related to each Plan Year, and (iii) an “Investment Election Form” pursuant to which a Participant allocates his or her Annual Deferrals or transfers amounts in his or her Deferral Accounts among the Fund Media.

2.19 Financial Hardship Withdrawal. “Financial Hardship Withdrawal” means a withdrawal requested by the Participant that is payable in accordance with Article X.

2.20 Fund Rate, “Fund Rate” means, with respect to any portion of a Deferral Account for which the Fund Rate is applicable, the rate of return based on the income, gains, losses and expenses of the insurance funds or other investment vehicles (collectively called “Fund Media”) selected by the Participant in accordance with Section 5.4.

2.21 Open Enrollment Period. “Open Enrollment Period” means the enrollment period during which an Eligible Employee may enroll in the Plan for a Plan Year or the remainder of the Plan Year. Open Enrollment Periods shall be established as determined by the Company subject to any limitations or requirements set forth under the terms of the Plan.

2.22 Participant. “Participant” means any Eligible Employee who enrolls or commences participation in the Plan as provided under Article III.

2.23 Plan. “Plan” means this Advanced Medical Optics, Inc. 2005 Executive Deferred Compensation Plan as it may be amended from time to time.

2.24 Plan Entry Date. “Plan Entry Date” means, in the case of an Eligible Employee other than an Eligible Salesperson, the first day of the calendar quarter immediately following the day an employee first satisfies the requirements of Section 2.16(a).

2.25 Plan Year. “Plan Year” means the calendar year.

2.26 Predecessor Plan. “Predecessor Plan” means the Advanced Medical Optics, Inc. Executive Deferred Compensation Plan originally effective as of the date Allergan, Inc., a Delaware corporation (“Allergan”) distributed the shares of common stock, par value $0.01 per share, of AMO to the stockholders of Allergan.

2.27 Retirement Benefit. “Retirement Benefit” means a distribution described in Article VI.

2.28 Retirement Date. “Retirement Date” means the later of the Participant’s fifty-fifth (55th) birthday or completion of five (5) years of Credited Service.

2.29 Scheduled In-Service Withdrawal. “Scheduled In-Service Withdrawal” means a withdrawal elected by the Participant pursuant to Article IX that is payable or commences prior to Termination of Employment.

2.30 Specified Employee. “Specified Employee” means any Participant who on Termination of Employment is an exempt Grade 10E or above.

2.31 Termination Benefit. “Termination Benefit” means a distribution described in Article VII.

2.32 Termination of Employment. “Termination of Employment” means the termination of a Participant’s employment with the Company for any reason whatsoever, whether voluntary or involuntary.

ARTICLE III

ENROLLMENT AND PARTICIPATION

3.1 Open Enrollment. For each Plan Year, an Eligible Employee, other than an Eligible Salesperson, may elect to enroll in the Plan by completing Enrollment Forms during the Open Enrollment Period preceding such Plan Year. If an Eligible Employee fails to complete Enrollment Forms during an Open Enrollment Period, he or she shall not be eligible to make Annual Deferrals for such Plan Year but shall remain eligible to do so for a subsequent Plan Year; provided, that he or she continues his or her status as an Eligible Employee and completes Enrollment Forms during a subsequent Open Enrollment Period.

3.2 First Year of Eligibility. An employee who becomes an Eligible Employee, other than an Eligible Salesperson, on or after the first day of a Plan Year, may for his or her first year of initial eligibility, complete Enrollment Forms during the Open Enrollment Period that shall end no later than 30 days after the Eligible Employee’s Plan Entry Date. In the event an Eligible Employee completes Enrollment Forms during the Open Enrollment Period following his or her Plan Entry Date, such elections made thereunder shall only apply to compensation paid for services performed following receipt of such Enrollment Forms by the Company. In the event an Eligible Employee fails to complete Enrollment Forms during such Open Enrollment Period, he or she shall not be eligible to make Annual Deferrals under the Plan for the remainder of the Plan Year but shall remain eligible to do so for a subsequent Plan Year; provided, that he or she continues his or her status as an Eligible Employee and completes Enrollment Forms during a subsequent Open Enrollment Period. This Section 3.2 shall not apply to any Eligible Employee who was a former Eligible Employee at any time during the 24-month period ending on such Eligible Employee’s subsequent Plan Entry Date unless the balance of all Deferral Accounts was paid to the Eligible Employee prior to his or her subsequent Plan Entry Date.

3.3 Automatic Enrollment for Restoration or Discretionary Credits. An Eligible Employee who fails to enroll in the Plan for a Plan Year during an Open Enrollment Period or an Eligible Salesperson shall automatically be enrolled in the Plan for any Plan Year for which he or she is entitled to a “Profit Sharing Restoration Credit” or a “Discretionary Credit” as described in Sections 5.1(b) and 5.1(d), respectively.

ARTICLE IV

DEFERRAL ELECTIONS

4.1 Deferral Election. For each Plan Year, an Eligible Employee may make a Deferral Election on a voluntary basis by properly completing and submitting Enrollment Forms during the applicable Open Enrollment Period for the Plan Year subject to the following:

(a) A Deferral Election shall be irrevocable for the Plan Year or, if applicable, the remainder of the Plan Year unless terminated under Section 4.4.

(b) If an Eligible Employee ceases to be an Eligible Employee during a Plan Year, a Deferral Election shall continue in effect for the remainder of the Plan Year unless terminated under Section 4.4.

(c) A Deferral Election may only apply to amounts paid for an Eligible Employee’s services performed after the date he or she properly completes and submits his or her Deferral Election Form.

(d) A Deferral Election shall be subject to the requirements set forth in Sections 4.2 and 4.3 below.

4.2 Maximum Deferral Amount. An Eligible Employee may elect to defer up to one hundred percent (100%) of Base Salary or, in the case of an Eligible Employee who enrolls in the Plan under Section 3.1, up to one hundred percent (100%) of any Bonus earned during the Plan Year. The Committee, in its sole discretion, may change the maximum deferral percentage for a Plan Year or may replace or provide other Deferral Election options, including that an Eligible Employee may elect to defer a specified dollar amount or a percentage of any Bonus earned during the Plan Year but limited to the extent such Bonus exceeds a specified dollar amount. A Deferral Election shall be automatically reduced or adjusted if the Committee determines that such action is necessary or appropriate to meet Federal, State or other applicable tax withholding obligations or, to the extent permitted by Code Section 409A, to pay for benefits or other obligations arising from the Participant’s relationship with the Company.

4.3 Minimum Deferral Amount. An Eligible Employee must elect to defer at least five thousand dollars ($5,000) (or such other amount as may be designated by the Committee) for a Plan Year from either Base Salary or, if eligible, from any Bonus or a combination of Base Salary and Bonus. Compliance with this Section 4.3 shall be determined prior to the beginning of each Plan Year or, in the case of an enrollment pursuant to Section 3.2, by the end of the Open Enrollment Period. If an Eligible Employee’s Deferral Election is stated in the form of a percentage of Base Salary or, if eligible, Bonus, the adequacy of the deferral amount shall be based on the Base Salary and any Bonus earned by the Eligible Employee in the Plan Year preceding the current Plan Year. If it is determined that a Deferral Election does not meet the minimum deferral requirements of this Section after it has been placed in effect for a Plan Year, the Deferral Election, notwithstanding this Section, shall continue in effect for the Plan Year.

4.4 Termination of Deferral Election. An Eligible Employee’s Deferral Election for a Plan Year shall be immediately terminated upon his or her Termination of Employment, a hardship withdrawal under the AMO 401(k) Plan, or a Financial Hardship Withdrawal under

Article X. An Eligible Employee may request that his or her Deferral Election for a Plan Year be terminated upon Disability or severe financial hardship as defined in Section 10.1; provided, that, in the case of Disability, the Deferral Election is terminated by the 15th day of the third month following the date the Eligible Employee incurs the Disability. If an Eligible Employee’s Deferral Election is terminated under this Section, any Deferral Election for a subsequent Plan Year shall be made in accordance with Article III.

4.5 Time and Form of Payment. During the applicable Open Enrollment Period, an Eligible Employee shall elect the time and/or form of payment for each Plan Year’s Deferral Account upon payment as a Retirement Benefit, Termination Benefit, Death Benefit or Scheduled In-Service Withdrawal. If an Eligible Employee fails to timely submit a properly completed Distribution Election Form during an Open Enrollment Period, e.g., is automatically enrolled in the Plan pursuant to Section 3.3, the time and form of payment of such Plan Year’s Deferral Account shall default to the time and form of payment as hereinafter provided.

ARTICLE V

DEFERRAL ACCOUNTS

5.1 Deferral Accounts. Solely for record keeping purposes, a Deferral Account for each Plan Year shall be established and maintained for each Eligible Employee enrolled in the Plan (hereinafter referred to as “Participant.”) and credited with the following:

(a) Annual Deferrals, if any, at the time such amounts would otherwise have been paid to the Participant for the Plan Year;

(b) “Profit Sharing Restoration Credit(s)” equal to the excess, if any, of (i) the Participant’s “Profit Sharing Contribution” (as defined in the AMO 401(k) Plan) for the Plan Year under the AMO 401(k) Plan, determined as if the Participant’s “Compensation” (as defined in the AMO 401(k) Plan) had been calculated without deducting Annual Deferrals made under this Plan, and as if the “Profit Sharing Contribution” (as defined in the AMO 401(k) Plan) had been calculated without regard to the limitations imposed by Code Sections 401(a)(4), 401(a)(17) and 415, over (ii) such Participant’s actual “Profit Sharing Contribution” (as defined in the AMO 401(k) Plan) for such Plan Year under the AMO 401(k) Plan;

(c) “Matching Contribution Restoration Credit(s)” equal to the excess, if any, of (i) the Participant’s “Matching Contributions” (as defined in the AMO 401(k) Plan) for the Plan Year under the AMO 401(k) Plan, determined based on such Participant’s “Matched Deposits” (as defined in the AMO 401(k) Plan), and as if the Participant’s “Compensation” (as defined in the AMO 401(k) Plan) had been calculated without deducting Annual Deferrals made under this Plan, and as if the “Matching Contributions” (as defined in the AMO 401(k) Plan) had been calculated without regard to the limitations imposed by Code Sections 401(a)(4), 401(k), 401(m) and 415, over (ii) such Participant’s actual “Matching Contributions” (as defined in the AMO 401(k) Plan) for such Plan Year under the AMO 401(k) Plan; provided, however, that the Participant’s Deferral Account shall be credited with a “Matching Contribution Restoration Credit” only if he or she has contributed the maximum “Before Tax Deposits” (as defined in the AMO 401(k) Plan) permitted under the terms of the AMO 401(k) Plan for the Plan Year; and

(d) “Discretionary Credit(s)” in such amounts as the Committee may deem appropriate (but not to exceed two hundred thousand dollars ($200,000) for any Participant in any Plan Year), on such terms, including the time and form of payment of the Discretionary Credit, and subject to such further limits or conditions, including the maintenance of a separate Deferral Account for all or portion of such Discretionary Credit for the Plan Year, as the Board or Committee may prescribe. If a time and form of payment is not specified by the Board or Committee, that portion of a Discretionary Credit not subject to a valid Distribution Election Form (as determined under Code Section 409A) shall be maintained under a separate Deferral Account and the time and form of payment of that Deferral Account shall default to the time and form of payment as hereinafter provided.

The amounts (if any) to be credited to a Participant’s Deferral Account pursuant to paragraphs (b) and (c) above shall be credited after the end of the Plan Year to which such credits relate and after such Participant’s actual “Profit Sharing Contribution” and actual “Matching Contributions” (each as defined in the AMO 401(k) Plan) for such Plan Year under the AMO 401(k) Plan are determined, but not later than the end of the Plan Year following the Plan Year to which such credits relate.

5.2 Investment Earnings on Deferral Accounts. The Deferral Accounts of a Participant shall be credited with investment earnings at the Fund Rate as provided in Section 5.3.

5.3 Participant Investment Elections

(a) Amounts credited under Section 5.1 with respect to a Plan Year beginning on or after the Effective Date shall be credited with investment earnings at the Fund Rate.

(b) The Participant may prospectively change the investment allocation to Fund Media on a monthly basis in whole or part by submitting an Investment Election Form or by using such electronic means and under such procedures as the Committee may permit.

5.4 Fund Media. The initial Fund Media under the Plan as of the Effective Date shall be as set forth on Appendix A, attached hereto. The Committee may add or delete Fund Media in its sole discretion from time to time. In the event of a deletion of a Fund Media, the Committee is not required to provide a new Fund Media option with similar investment objectives as those of the deleted Fund Media. For any amounts for which a deleted Fund Media had been selected, the Committee, in its sole discretion, may select an alternative Fund Media, either a fixed income Fund Media or an existing Fund Media that has similar investment objectives as the deleted Fund Media, to which to assign those amounts until the Participant selects otherwise. The Committee shall have no liability or responsibility with respect to the absolute or relative return of such alternative Fund Media to which it assigns such amounts. Participants must make an investment allocation to Fund Media in whole percentages equal to one hundred percent (100%), in the aggregate, of the amount invested in his or her Deferral Accounts.

5.5 Statement of Accounts. The Committee shall provide to each Participant periodic statements setting forth the balance of the Deferral Accounts maintained for such Participant. Notwithstanding anything contained in such statements, the provisions of the Plan shall govern exclusively the actual rate of interest or investment earnings to be credited and paid.

ARTICLE VI

RETIREMENT BENEFIT DISTRIBUTIONS

6.1 Entitlement to Retirement Benefits. Upon Termination of Employment on or after Retirement Date, the Company shall pay to the Participant his or her Deferral Accounts as Retirement Benefits at such times and in such forms as provided in Sections 6.2 and 6.3 or as permitted in Section 6.4.

6.2 Time of Commencement. The payment of a Deferral Account payable as a Retirement Benefit shall commence or shall be made within sixty (60) days following the date of Termination of Employment (the “default commencement election”). A Participant may elect during the applicable Open Enrollment Period that payment of such Deferral Account (other than a Deferral Account established for a Participant while he or she was an Eligible Salesperson) commence or be made (i) on the first business day of January of the next following calendar year, or (ii) on the first business day of January of a later year (not to exceed ten (10) years from the date of Termination of Employment or, if earlier, the year in which the Participant attains age seventy (70)). Notwithstanding a default commencement election or a Participant election to the contrary, the time of payment of a Retirement Benefit shall be subject to the following rules:

(a) Six-Month Delay. In the case of a Participant who is a Specified Employee, the payment of a Participant’s Retirement Benefit shall (i) commence or shall be made no earlier than (1) the first business day after six (6) months following the Participant’s Termination of Employment or (2) the death of the Participant, whichever occurs first and (ii) any payments to which such Participant would have been entitled to during the six-month delay shall be paid on the first day of the seventh month.

(b) Limited Cash-Out. If the total sum of a Participant’s Deferral Accounts on the date of his or her Termination of Employment (as adjusted for amounts accrued as of that date but not yet credited) is less than the applicable dollar amount under Code Section 402(g)(1)(B) in effect for the Plan Year ($15,500 for the 2008 Plan Year), in which Termination of Employment occurs, the balance of such Participant’s Deferral Accounts shall be paid following the date of Termination of Employment subject to subsection (a) above. This subsection (b) shall be effective January 1, 2009.

(c) Administrative Delay of Payment. For purposes of this Section 6.2, the payment of a Retirement Benefit shall be treated as made upon the date specified herein, if, in the sole discretion of the Company, payment commences or is made by (i) the last day of the calendar year which contains the scheduled payment date, (ii) the last day of the calendar year in which a six month delay (as described in subsection (a)) expires, or (iii) the 15th day of the third calendar month following the scheduled payment date or delayed payment date, whichever is the latest to occur.

6.3 Form of Retirement Benefits. A Deferral Account payable as a Retirement Benefit shall be paid in the form of sixty (60) quarterly installments or, in the case of an Eligible Salesperson, a single lump sum (the “default payment form election”). A Participant may elect during the applicable Open Enrollment Period that such Deferral Account (other than a Deferral Account established for a Participant while he or she was an Eligible Salesperson) be paid in the form of either a single lump sum or in twenty (20) or forty (40) quarterly installments. Notwithstanding a default payment form election or a Participant election to the contrary, the form of payment of a Retirement Benefit shall be subject to the following rules:

(a) Limited Cash-Out. If the total sum of a Participant’s Deferral Accounts on the date of his or her Termination of Employment (as adjusted for amounts accrued as of that date but not yet credited) is less than the applicable dollar amount under Code Section 402(g)(1)(B) in effect for the Plan Year ($15,500 for the 2008 Plan Year), in which Termination of Employment occurs, the balance of such Participant’s Deferrals Accounts shall be paid in a single lump sum. This subsection (a) shall be effective January 1, 2009.

(b) Predetermined Cash-Out of $50,000. If the total sum of a Participant’s Deferral Accounts on the date of his or her Termination of Employment (as adjusted for amounts accrued as of that date but not yet credited) is more than the limited cash-out amount described in subsection (a) but $50,000 or less, his or her Retirement Benefit(s) shall be paid in a single lump sum at such time or times as determined under Section 6.2.

6.4 Change in Time or Form of Payment. Effective January 1, 2009, a Participant may change the time and/or form of payment of a Deferral Account (other than a Deferral Account established for a Participant while he or she was an Eligible Salesperson) payable as a Retirement Benefit to any other time and/or form of payment permitted under Sections 6.2 and 6.3 above; provided, that a Participant election:

(a) To change the time and/or form of payment shall not take effect until 12 months after the date on which the change is made; and

(b) To change the time and/or form of payment shall require a new time of payment that is at least five (5) years later than the prior payment date or first scheduled installment payment date.

Prior to January 1, 2009, a change to the time or form of payment of a Deferral Account (other than a Deferral Account established for a Participant while he or she was an Eligible Salesperson) payable as a Retirement Benefit may be made in accordance with Section 11.4.

ARTICLE VII

TERMINATION BENEFIT DISTRIBUTIONS

7.1 Entitlement to Termination Benefits. Upon Termination of Employment prior to Retirement Date, the Company shall pay to the Participant his or her Deferral Accounts as Termination Benefits at such times and in such forms as provided in Sections 7.2 and 7.3 or as permitted in Section 7.4.

7.2 Time of Commencement. The payment of a Deferral Account payable as a Termination Benefit shall commence or shall be made within sixty (60) days following the date of Termination of Employment (the “default commencement election”). A Participant may elect during the applicable Open Enrollment Period that payment of such Deferral Account (other than a Deferral Account established for a Participant while he or she was an Eligible Salesperson) commence or be made on the first business day of January of the next following calendar year. Notwithstanding a default commencement election or a Participant election to the contrary, the time of payment of a Termination Benefit shall be subject to the following rules:

(a) Six-Month Delay. In the case of a Participant who is a Specified Employee, the payment of a Participant’s Termination Benefit shall (i) commence or shall be made no earlier than (1) the first business day after six (6) months following the Participant’s Termination of Employment or (2) the death of the Participant, whichever occurs first and (ii) any payments to which such Participant would have been entitled to during the six-month delay shall be paid on the first day of the seventh month.

(b) Limited Cash-Out. If the total sum of a Participant’s Deferral Accounts on the date of his or her Termination of Employment (as adjusted for amounts accrued as of that date but not yet credited) is less than the applicable dollar amount under Code Section 402(g)(1)(B) in effect for the Plan Year ($15,500 for the 2008 Plan Year), in which Termination of Employment occurs, the balance of such Participant’s Deferral Accounts shall be paid following the date of Termination of Employment subject to subsection (a) above. This subsection (b) shall be effective January 1, 2009.

(c) Administrative Delay of Payment. For purposes of this Section 7.2, the payment of a Termination Benefit shall be treated as made upon the date specified herein, if, in the sole discretion of the Company, payment commences or is made by (i) the last day of the calendar year which contains the scheduled payment date, (ii) the last day of the calendar year in which a six month delay (as described in subsection (a)) expires, or (iii) the 15th day of the third calendar month following the scheduled payment date or delayed payment date, whichever is the latest to occur.

7.3 Form of Termination Benefits. A Deferral Account payable as a Termination Benefit shall be paid in the form of a single lump sum (the “default payment form election”). A Participant may elect during the applicable Open Enrollment Period that such Deferral Account (other than a Deferral Account established for a Participant while he or she was an Eligible Salesperson) be paid in the form of five (5) annual installments. Notwithstanding a default payment form election or a Participant election to the contrary, the form of payment of a Termination Benefit shall be subject to the following rules:

(a) Limited Cash-Out. If the total sum of a Participant’s Deferral Accounts on the date of his or her Termination of Employment (as adjusted for amounts accrued as of that date but not yet credited) is less than the applicable dollar amount under Code Section 402(g)(1)(B) in effect for the Plan Year ($15,500 for the 2008 Plan Year), in which Termination of Employment occurs, the balance of such Participant’s Deferrals Accounts shall be paid in a single lump sum. This subsection (a) shall be effective January 1, 2009.

(b) Predetermined Cash-Out of $50,000. If the total sum of a Participant’s Deferral Accounts on the date of his or her Termination of Employment (as adjusted for amounts accrued as of that date but not yet credited) is more than the limited cash-out amount described in subsection (a) but $50,000 or less, his or her Termination Benefit(s) shall be paid in a single lump sum at such time or times as determined under Section 7.2.

7.4 Change in Time or Form of Payment. Effective January 1, 2009, all elections, including default commencement or payment form elections, as to the time and/or form of payment of a Deferral Account payable as a Termination Benefit shall be irrevocable. Prior to January 1, 2009, a change to the time or form of payment of a Deferral Account (other than a Deferral Account established for a Participant while he or she was an Eligible Salesperson) payable as a Termination Benefit may be made in accordance with Section 11.4.

ARTICLE VIII

DEATH BENEFIT DISTRIBUTIONS

8.1 Entitlement to Death Benefits. If a Participant dies prior to the payment of a Retirement or Termination Benefit and upon proper notification by the Participant’s Beneficiary, the Company shall pay to the Beneficiary the Participant’s Deferral Accounts (as adjusted for amounts accrued as of that date but not yet credited) as Death Benefits at such times and in such forms as provided in Sections 8.2 and 8.3 or as permitted in Section 8.4.

8.2 Time of Commencement. The payment of a Deferral Account payable as a Death Benefit shall commence or shall be made within sixty (60) days following the date of the Participant’s death unless the Participant dies after Termination of Employment in which case, payment shall commence or shall be made at the same time the Deferral Account would have been paid as a Retirement Benefit or Termination Benefit, whichever is applicable, had the Participant continued to live. For purposes of this Section 8.2, the payment of a Death Benefit shall be treated as made upon the date specified herein, if, in the sole discretion of the Company, payment commences or is made by (i) the last day of the calendar year which contains the scheduled payment date or (ii) the 15th day of the third calendar month following the scheduled payment date, whichever is the latest to occur.

8.3 Form of Death Benefits. A Deferral Account payable as a Death Benefit shall be paid as follows:

(a) Death of Participant on or after age 55. If a Participant dies prior to Termination of Employment and on or after age 55 or, prior to January 1, 2009, his or her Retirement Date, the Deferral Account shall be paid in the same form as it would have been paid had it been payable as a Retirement Benefit.

(b) Death of Participant prior to age 55. If a Participant dies prior to Termination of Employment and before reaching age 55 or, prior to January 1, 2009, his or her Retirement Date, the Deferral Account shall be paid in the form of a single lump sum (the “default payment form election”). A Participant may elect during the applicable Open Enrollment Period that payment of a Deferral Account (other than a Deferral Account established for a Participant while he or she was an Eligible Salesperson) payable as a Death Benefit be in the form of twenty (20) or forty (40) quarterly installments. Notwithstanding a default payment form election or a Participant election to the contrary, the form of payment of a Death Benefit shall be subject to the following rules:

(i) Limited Cash-Out. If the total sum of a Participant’s Deferral Accounts on the date of his or death (as adjusted for amounts accrued as of that date but not yet credited) is less than the applicable dollar amount under Code Section 402(g)(1)(B) in effect for the Plan Year ($15,500 for the 2008 Plan Year), in which death occurs, the balance of such Participant’s Deferral Accounts shall be paid in a single lump sum. This paragraph (i) shall be effective January 1, 2009.

(ii) Predetermined Cash-Out of $50,000. If the total sum of a Participant’s Deferral Accounts on the date of his or her death (as adjusted for amounts accrued as of that date but not yet credited) is more than the limited cash-out amount described in paragraph (i) but $50,000 or less, his or her Death Benefit(s) shall be paid in a single lump sum at such time or times as determined under Section 8.2.

(c) Death after Termination of Employment. If a Participant dies after Termination of Employment, a Death Benefit shall be paid in the same form as it would have been paid had the Death Benefit been payable as a Retirement Benefit or Termination Benefit, whichever is applicable, had the Participant continued to live or if installments payments began prior to the Participant’s death, installment payments shall continue as scheduled.

8.4 Change in Time or Form of Payment. Effective January 1, 2009, a Participant may change the time and/or form of payment of a Deferral Account (other than a Deferral Account established for a Participant while he or she was an Eligible Salesperson) payable as a Death Benefit as follows:

(a) A Participant described in Sections 8.3(a) and 8.3(b) may not change the time of payment specified in Section 8.2.

(b) A Participant described in Section 8.3(a) may change the form of payment by changing the form of payment for the underlying Retirement Benefit to the extent permitted under Section 6.4; provided, that (i) the time of payment shall be governed by Section 8.2 notwithstanding Section 6.4(b) and (ii) the change in the form of payment was made at least 12 months prior to death.

(c) A Participant described in Section 8.3(b) may not change the form of payment specified in Section 8.3(b).

(d) A Participant described in Section 8.3(c) may change the time and/or form of payment by changing the time and/or form of payment for the underlying Retirement Benefit to the extent permitted under Section 6.4. This subsection (d) shall only apply to the extent the Deferral Account would have been payable as a Retirement Benefit had the Participant continued to live.

Prior to January 1, 2009, a change to the form of payment of Deferral Account (other than a Deferral Account established for a Participant while he or she was an Eligible Salesperson) payable as a Death Benefit may be made in accordance with Section 11.4. A change to the time of payment of a Deferral Account (other than a Deferral Account established for a Participant while he or she was an Eligible Salesperson) payable as a Death Benefit shall not be permitted under Section 11.4 except in the event of a Death Benefit paid to a Participant described in Section 8.3(c).

8.5 Investments After Death. A Participant’s Deferral Accounts shall remain invested as directed by the Participant (under a default investment election or a Participant election) unless the Committee receives other investment directions from a duly appointed representative or executor of the deceased Participant. Notwithstanding the foregoing, the Committee, may in its discretion, transfer the remaining unpaid portions of a deceased Participant’s Deferral Accounts into one of the Fund Media which is a fixed income investment at the time which is six (6) months from the death of the Participant. The Committee shall have no liability or responsibility with respect to the absolute or relative return of such Fund Media during the period commencing on the date that the amount is so invested and ending on the date of payment to the Participant’s Beneficiary of all amounts credited to the Participant’s Deferral Accounts.

ARTICLE IX

SCHEDULED IN-SERVICE WITHDRAWALS

9.1 Entitlement to Scheduled In-Service Withdrawal. A Participant may elect that one or more of his or her Deferral Accounts (other than a Deferral Account established for a Participant while he or she was an Eligible Salesperson) be paid as a Scheduled In-Service Withdrawal at such times and in such forms as permitted in Sections 9.2 and 9.3 below. Notwithstanding an election under this Article, if a Deferral Account is otherwise payable at a time earlier than a Scheduled In-Service Withdrawal (or commencement thereof), e.g., due to distribution on account of Termination of Employment or a withdrawal on account of Financial Hardship, the Scheduled In-Service Withdrawal shall be superseded by such earlier payment event and the Deferral Account shall be paid at such time and in such form as applicable under the earlier payment event.

9.2 Time of Commencement. The payment of a Deferral Account payable as a Scheduled In-Service Withdrawal shall commence or shall be made in January of such year as elected by the Participant but in no event earlier than the third calendar year following the Plan Year for which the Deferral Account was established.

9.3 Form of Scheduled In-Service Withdrawal. A Deferral Account payable as a Scheduled In-Service Withdrawal shall be paid in the form of either a single lump sum or in two (2), three (3) or four (4) annual installments as elected by the Participant. A Scheduled In-Service Withdrawal shall be paid in the form of a single lump sum if the total sum of a Participant’s Deferral Accounts (determined as of the last business day of the calendar year immediately proceeding the Scheduled In-Service Withdrawal and as adjusted for amounts accrued as of that date but not yet credited) is $50,000 or less notwithstanding a Participant election to the contrary.

9.4 Change in Time or Form of Payment. Effective January 1, 2009, a Participant may not change the form of payment of a Deferral Account payable as a Scheduled In-Service Withdrawal. A Participant may change the time of payment of a Scheduled In-Service Withdrawal subject to the following:

(a) No more than two (2) postponements shall be permitted;

(b) A postponement election shall not take effect until 12 months after the date on which the election is made;

(c) The postponed payment date or first scheduled installment payment date shall be at least five (5) years later than the prior payment date or first scheduled installment payment date; and

(d) A postponement election shall not be permitted unless the election is made at least 12 months prior to payment date or first scheduled installment payment date.

Prior to January 1, 2009, a change to the time or form of payment of a Deferral Account payable as a Scheduled In-Service Withdrawal may be made in accordance with Section 11.4.

ARTICLE X

FINANCIAL HARDSHIP WITHDRAWALS

10.1 Entitlement to Financial Hardship Withdrawal. A Participant may elect that one or more of his or her Deferral Accounts or a portion thereof be paid as a Financial Hardship Withdrawal or may elect that one or more remaining installments of a Retirement Benefit, Termination Benefit, Death Benefit or Scheduled In-Service Withdrawal or a portion thereof be immediately paid in a lump sum as a Financial Hardship Withdrawal.

10.2 Termination of Deferral Election. Any Deferral Election shall be immediately terminated upon a Financial Hardship Withdrawal.

10.3 Financial Hardship Defined. A Financial Hardship Withdrawal shall be authorized by the Committee only if the Committee, based upon the Participant’s representation and such other facts as are known to the Committee, determines that the withdrawal is on the account of a severe financial hardship resulting from:

(a) An illness or accident of the Participant, the Participant’s spouse, beneficiary, or dependents (as defined in Code Section 152, without regard to Code Section 152(b)(1), (b)(2), and (d)(1)(B));

(b) The loss of the Participant’s property due to casualty;

(c) The need to prevent an imminent eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant’s principal residence;

(d) The need to pay medical expenses previously incurred by the Participant, the Participant’s spouse, beneficiary, or dependents (as defined in subsection (a) above) or expenses necessary for such persons to obtain medical care;

(e) The need to pay the funeral expenses for the Participant’s spouse, beneficiary, or dependents (as defined in subsection (a) above); or

(f) Other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant or deemed to be a severe financial hardship by the Secretary of Treasury or the Internal Revenue Service through the publication of revenue rulings, notices, and other documents of general applicability.

It is intended that a Financial Hardship determination shall be consistent with the requirements of Code Section 409A and the Treasury regulations thereunder; provided, however, if the Committee determines that a Participant has not suffered a severe financial hardship for purposes of this Article X, such determination shall be binding and conclusive on the Participant.

10.4 Amount of Financial Hardship Withdrawal. The amount of a Financial Hardship Withdrawal shall be determined by the Committee, based upon the Participant’s representation and such other facts as are known to the Committee, and shall be limited to that amount as is reasonably necessary to satisfy the hardship (including amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the withdrawal). The Committee shall make its determination taking into account the following:

(a) The amount of additional compensation that is available from the termination of a Deferral Election; and

(b) The amount of funds available (i) from reimbursement or compensation from insurance or otherwise or (ii) through liquidation of Participant’s assets, to the extent the liquidation of such assets would not cause a severe financial hardship.

It is intended that the amount of a Financial Hardship Withdrawal shall be determined in a manner consistent with the requirements of Code Section 409A and the Treasury regulations thereunder. Notwithstanding the foregoing, any determination made by the Committee under this Section 10.4 shall be binding and conclusive on the Participant.

10.5 Source of Financial Hardship Withdrawal. A Financial Hardship Withdrawal shall be paid as follows:

(a) A Financial Hardship Withdrawal prior to Termination of Employment shall be funded in the following order: (i) from remaining installment payments due under Scheduled In-Service Withdrawals beginning with the Scheduled In-Service Withdrawal with the least remaining installment payments, (ii) from Scheduled In-Service Withdrawals not in pay status beginning with the Scheduled In-Service Withdrawal scheduled to begin the earliest, and (iii) from Deferral Accounts beginning with the Deferral Account that would be scheduled to begin the earliest if the Participant had a Termination of Employment.

(b) A Financial Hardship Withdrawal following Termination of Employment shall be funded in the following order: (i) from remaining installment payments due under Scheduled In-Service Withdrawals beginning with the Scheduled In-Service Withdrawal with the least remaining installment payments, (ii) from remaining installment payments due under Retirement Benefits or Termination Benefits, whichever is applicable, beginning with the Retirement Benefit or Termination Benefit with the least remaining installment payments, and (iii) from Retirement Benefits or Termination Benefits, whichever is applicable, not in pay status beginning with the Retirement Benefit or Termination Benefit scheduled to begin the earliest.

ARTICLE XI

ADDITIONAL BENEFIT PAYMENT RULES

11.1 Constructive Receipt. To the extent permitted under Code Section 409A, the Committee may change any election or option available under the Plan, or the form or timing of any benefit payment, if the Committee determines, based on the advice of counsel or other consultants to the Company, that such a change is necessary or advisable in order to avoid or limit the risk of adverse tax consequences to Participants or Beneficiaries under Code Section 409A or based on application of the doctrine of “constructive receipt” or a similar Federal or State tax principle.

11.2 Postponement of Payment. To the extent permitted under Code Section 409A, if the distribution of a Deferral Account would not be deductible to the Company because of the restrictions imposed by Code Section 162(m) (or any successor provision), such distribution shall be postponed (to the extent necessary) to the first business day of the first Plan Year in which the limitation on deductibility would not apply. Any postponed distribution under this Section shall be credited with interest or investment earnings at the Fund Rate otherwise applicable to the Deferral Account at the time when the distribution was originally scheduled for payment.

11.3 Installment Payments. Installment payments shall be made on the same day of each quarter or year (depending on whether quarterly or annual installments apply) following the initial payment. Investment earnings shall be credited to the date that the Committee selects in its sole discretion for valuation for distribution purposes and the Committee shall make appropriate adjustments to an installment amount to reflect investment gains or losses by dividing the remaining amount of a Participant’s Deferral Account by the remaining number of installments. For purposes of Code Section 409A, the entitlement to a series of installment payments shall be treated as the entitlement to a single payment.

11.4 Transition Election Rule. To the extent permitted under Sections 6.4, 7.4, 8.4, and 9.4, a Participant may change the time and/or form of payment of a Deferral Account by submitting a new Distribution Election Form by such date as is established by the Company but in no event later than December 31, 2008. A change in the time and/or form of payment of a Deferral Account shall only be permitted under this Section if the Deferral Account would not otherwise be paid in 2008 and the change does not cause a Deferral Account to be paid in 2008 that would not otherwise be paid in 2008. Analogous transition election rules are authorized for election changes made during the 2005, 2006, and 2007 Plan Years.

ARTICLE XII

ADMINISTRATION OF THE PLAN

12.1 Administration by Committee. This Plan shall be administered by the Corporate Benefits Committee of AMO (the “Committee”) which shall exercise such powers and have such duties in administering the Plan as are hereinafter set forth. If a member of the Committee is also a Participant in this Plan, any action taken by the Committee solely with respect to the particular interest in this Plan of a Committee member shall be taken by the remaining members of the Committee.

12.2 Committee Authority; Rules and Regulations. The Committee shall have discretionary authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of the Plan, (ii) decide or resolve any and all questions, including interpretations of the Plan, as may arise in connection with the Plan, and (iii) take or approve all such other actions relating to the Plan (other than amending or terminating the Plan); provided, however, that the Board may, by written notice to the Committee, withdraw all or any part of the Committee’s authority at any time, in which case such withdrawn authority shall immediately revest in the Board. The decision or action of the Committee in respect of any question arising out of or in connection with the administration, interpretation and application of this Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

12.3 Appointment of Agents. In the administration of the Plan, the Board or the Committee may from time to time employ agents (which may include officers and employees of the Company) and delegate to them such administrative duties as the Board or the Committee see fit and may from time to time consult with counsel who may be counsel to the Company.

12.4 Application for Benefits. The Committee may require any person claiming benefits under the Plan to submit an application therefor, together with such documents and information as the Committee may require. In the case of any person suffering from a disability or other condition which prevents such person from making personal application for benefits, the Committee may, in its discretion, permit application to be made by another person acting on his or her behalf. Notwithstanding the foregoing, if the Committee shall have all information necessary to determine the amount and form of Plan benefits payable to a Participant or Beneficiary who is entitled to benefit payments under this Plan (including, to the extent applicable and without limiting the generality of the foregoing, the name, age, sex and proper mailing address of all parties entitled to benefit payments), then the failure of a Participant or Beneficiary to file an application for benefits shall not cause the Committee to defer the commencement of benefit payments beyond the benefit commencement date required under this Plan.

12.5 Action on Application. The Committee or a claims official designated by the Committee shall review an application for benefits in accordance with the procedures established by the Committee subject to the following administrative procedures set forth in this Section.

(a) The Committee or a claims official designated by the Committee shall furnish the Participant, Beneficiary, or in either case, his or her authorized representative

(the “Claimant”) with written or electronic notice of the decision rendered with respect to an application for benefits within 90 days following its receipt and all necessary documents and information by the Committee or a claims official designated by the Committee unless special circumstances require an extension of time for processing the application. In the event an extension is necessary, written or electronic notice of the extension shall be furnished to the Claimant prior to the expiration of the initial 90-day period. The notice shall indicate the special circumstances requiring an extension of time and the date by which a decision is expected to be rendered. In no event shall the period of the extension exceed 90 days from the end of the initial 90-day period.

(b) In the case of a denial of the Claimant’s claim in whole or in part, the written or electronic notice of such denial shall set forth (i) the specific reasons for the denial, (ii) references to the Plan provisions upon which the denial is based, (iii) a description of any additional information or material necessary for perfection of the claim (together with an explanation why such material or information is necessary), (iv) an explanation of the Plan’s appeals procedures, and (v) a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA if his or her claim is denied upon appeal.

(c) In the case of a denial of a claim, a Claimant who wishes to appeal the decision shall follow the administrative procedures for an appeal as set forth in Section 12.6 below.

12.6 Appeals Procedures. A Claimant who wishes to appeal the denial of his or her claim for benefits shall follow the administrative procedures for an appeal as set forth in this Section and shall exhaust such administrative procedures prior to seeking any other form of relief. Appeals shall be reviewed by the Committee in accordance with the procedures established by the Committee subject to the following administrative procedures set forth in this Section.

(a) In order to appeal a decision rendered with respect to his or her claim for benefits, a Claimant must file an appeal with the Committee in writing within 60 days following his or her receipt of the notice of denial with respect to the claim.

(b) The Claimant’s appeal may include written comments, documents, records and other information relating to his or her claim. The Claimant may review all pertinent documents and, upon request, shall have reasonable access to or be provided free of charge, copies of all documents, records, and other information relevant to his or her claim.

(c) The Committee shall provide a full and fair review of the appeal and shall take into account all claim related comments, documents, records, and other information submitted by the Claimant without regard to whether such information was submitted or considered under the initial determination or review of the initial determination.

(d) The Committee shall furnish the Claimant with written or electronic notice of the decision rendered with respect to an appeal within 60 days following receipt of the appeal and all necessary documents and information by the Committee unless the Committee determines that special circumstances require an extension of time for processing the appeal. In the event an extension is necessary, written or electronic notice of the extension shall be furnished to the Claimant prior to the expiration of the initial 60-day period. The notice shall indicate the special circumstances requiring an extension of time and the date by which a final decision is expected to be rendered. In no event shall the period of the extension exceed 60 days from the end of the initial 60-day period.

(e) In the case of a denial of an appeal, the written or electronic notice of such denial shall set forth (i) the specific reasons for the denial, (ii) references to the Plan provisions upon which the denial is based, (iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relating to his or her claim for benefits, and (iv) a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA.

ARTICLE XIII

CHANGE IN CONTROL

13.1 Effect of a Change in Control. Notwithstanding any other provision of the Plan, in the event that a Change in Control (as defined in Section 13.2) occurs on or after the Effective Date hereof, the Company may not amend or terminate the Plan in any manner in order to (i) change downward the method of determining the Fund Rate of any Fund Media to be credited to the Deferral Accounts of Participants thereafter without the written consent of such Participants, or (ii) modify or eliminate any distribution method, selection of Fund Media, option or election (including all such methods, options and elections set forth in Articles V through XI of the Plan) available to Participants with respect to Deferral Accounts and Deferral Elections that exist on the date such Change in Control occurs.

13.2 Change in Control Defined. As used in this Plan, “Change in Control” shall mean the following and shall be deemed to occur if any of the following events occur:

(a) Any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (a “Person”), is or becomes the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act (a “Beneficial Owner”), directly or indirectly, of securities of AMO representing (i) twenty percent (20%) or more of the combined voting power of AMO’s then outstanding voting securities, which acquisition is not approved in advance of the acquisition or within thirty (30) days after the acquisition by a majority of the Incumbent Board (as hereinafter defined) or (ii) thirty-three percent (33%) or more of the combined voting power of AMO’s then outstanding voting securities, without regard to whether such acquisition is approved by the Incumbent Board;

(b) Individuals who, as of the Effective Date hereof, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors, provided that any person becoming a director subsequent to the Effective Date hereof whose election, or nomination for election by AMO’s stockholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of AMO, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall, for the purposes of this Plan, be considered as though such person were a member of the Incumbent Board of AMO;

(c) The consummation of a merger, consolidation or reorganization involving AMO, other than one which satisfies both of the following conditions:

(i) a merger, consolidation or reorganization which would result in the voting securities of AMO outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) at least fifty-five percent (55%) of the combined voting power of the voting securities of AMO or such other entity resulting from the merger, consolidation or reorganization (the “Surviving Corporation”) outstanding immediately after such merger, consolidation or reorganization and being held in substantially the same proportion as the ownership in AMO’s voting securities immediately before such merger, consolidation or reorganization, and

(ii) a merger, consolidation or reorganization in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of AMO representing twenty percent (20%) or more of the combined voting power of AMO’s then outstanding voting securities; or

(d) The stockholders of AMO approve a plan of complete liquidation of AMO or an agreement for the sale or other disposition by AMO of all or substantially all of AMO’s assets.

Notwithstanding the preceding provisions of this Section 14.2, a Change in Control shall not be deemed to have occurred if the Person described in the preceding provisions of this Section 13.2 is (i) an underwriter or underwriting syndicate that has acquired the ownership of any of AMO’s then outstanding voting securities solely in connection with a public offering of AMO’s securities, (ii) AMO or any subsidiary of AMO or (iii) an employee stock ownership plan or other employee benefit plan maintained by AMO (or any of its affiliated companies) that is qualified under the provisions of the Code. In addition, notwithstanding the preceding provisions of this Section 13.2, a Change in Control shall not be deemed to have occurred if the Person described in the preceding provisions of this Section 13.2 becomes a Beneficial Owner of more than the permitted amount of outstanding securities as a result of the acquisition of voting securities by AMO which, by reducing the number of voting securities outstanding, increases the proportional number of shares beneficially owned by such Person, provided, that if a Change in Control would occur but for the operation of this sentence and such Person becomes the Beneficial Owner of any additional voting securities (other than through the exercise of options granted under any stock option plan of the Company or through a stock dividend or stock split), then a Change in Control shall occur. Finally, notwithstanding the preceding provisions of this Section 13.2, a Change in Control shall not be deemed to have occurred as a result of the Distribution.

ARTICLE XIV

TRUST AND INSURANCE CONTRACTS

14.1 Trust Information. The Trust Agreement for Advanced Medical Optics, Inc. Executive Deferred Compensation Plan (the “Trust” or “Trust Agreement”) previously established by the Company and First American Trust, FSB (the “Trustee”) for the purpose of carrying out the provisions of the Predecessor Plan shall continue for the purposes of carrying out the provisions of this Plan and is made a part hereof. The Trust shall continue to be a grantor trust within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code.

14.2 Funding of Trust. All amounts of Base Salary or Bonuses that are subject to Deferral Elections by Participants under this Plan shall be contributed by the Company to the Trust (or directly to insurance contracts or other investment vehicles to be held by the Trustee as part of the Trust’s assets) at or about the same time as such amounts are credited to the Deferral Accounts of Participants. For each Plan Year, an amount equal to all Profit Sharing Restoration Credits shall be contributed by the Company to the Trust (or directly to insurance contracts or other investment vehicles to be held by the Trustee as part of the Trust’s assets) no later than ninety (90) days after all “Profit Sharing Contributions” (as defined in the AMO 401(k) Plan), if any, have been made to the AMO 401(k) Plan for the same Plan Year. For each Plan Year, an amount equal to all Matching Contribution Restoration Credits shall be contributed by the Company to the Trust (or directly to insurance contracts or other investment vehicles to be held by the Trustee as part of the Trust’s assets) no later than ninety (90) days after all “Matching Contributions” (as defined in the AMO 401(k) Plan, and including additional “Matching Contributions” under Section 5.3(b) of the AMO 401(k) Plan), if any, have been made to the AMO 401(k) Plan for the same Plan Year. All amounts of a Discretionary Credit shall be contributed by the Company to the Trust (or directly to insurance contracts or other investment vehicles to be held by the Trustee as part of the Trust’s assets) no later than ninety (90) days after the determination of such Discretionary Credit.

14.3 Investment in Insurance Contracts. The Committee shall direct the Trustee to invest the majority or all of the assets of the Trust in life insurance contracts, to be selected by the Committee, on the lives of Participants. In order for a Participant’s Deferral Election Form to be effective, the Committee may require that each Participant cooperate in signing an insurance application, submit to medical examination, and provide any relevant information to third parties, including the insurance company(ies) or outside consultants. Such information shall be held in confidence by those who receive it and such information shall not be provided to the Committee or the Company. Participation shall not be denied to an Eligible Employee because he or she is not insurable or must be rated in order for insurance to be issued.

14.4 Investment in Fund Media. With respect to assets of the Trust attributable to Deferral Elections where the Fund Rate applies, the Committee may provide, in its sole discretion, methods by electronic means or otherwise for Participants (or the Committee where the Plan so provides) to make or change investment decisions consistent with the terms of the Plan.

ARTICLE XV

MISCELLANEOUS PROVISIONS

15.1 Designation of Beneficiary. A Participant shall be entitled to designate one or more individuals or entities, in any combination, as his or her “Beneficiary” or “Beneficiaries” to receive any Plan payments to which such Participant is entitled as of, or by reason of, his or her death. Any such designation may be made or changed at any time prior to the Participant’s death by written notice filed with the Committee, with such written notice to be in such form and contain such information as the Committee may from time to time determine. In the event that either (i) a Beneficiary designation is not on file at the date of a Participant’s death, (ii) no Beneficiary survives the Participant, or (iii) no Beneficiary is living at the time any payment becomes payable under this Plan, then, for purposes of making any further payment of any unpaid benefits under this Plan, such Participant’s Beneficiary or Beneficiaries shall be deemed to be the estate of the Participant. With respect to a Participant who is a Participant in the Predecessor Plan, the “Beneficiary” or “Beneficiaries” (as defined in the Predecessor Plan), if any, designated by such Participant under the Predecessor Plan, as determined immediately prior to the Effective Date, shall be the Beneficiary or Beneficiaries of such Participant, unless such Participant revokes such designation on or after the Effective Date.

15.2 Payments During Incapacity. In the event a Participant (or Beneficiary) is under mental or physical incapacity at the time of any payment to be made to such Participant (or Beneficiary) pursuant to this Plan, any such payment may be made to the conservator or other legally appointed personal representative having authority over and responsibility for the person or estate of such Participant (or Beneficiary), as the case may be, and for purposes of such payment references in this Plan to the Participant (or Beneficiary) shall mean and refer to such conservator or other personal representative, whichever is applicable. In the absence or any lawfully appointed conservator or other personal representative of the person or estate of the Participant (or Beneficiary), any such payment may be made to any person or institution that has apparent responsibility for the person and/or estate or the Participant (or Beneficiary) as determined by the Committee. Any payment made in accordance with the provisions of this Section 15.2 to a person or institution other than the Participant (or Beneficiary) shall be deemed for all purposes of this Plan as the equivalent of a payment to such Participant (or Beneficiary), and the Company shall have no further obligation or responsibility with respect to such payment.

15.3 Domestic Relations Orders. Notwithstanding any provision in the Plan to the contrary and subject to the approval of the Committee, in the event all or portion of a Participant’s Deferral Accounts is awarded to an individual (hereinafter referred to as the “alternate payee”) pursuant to a domestic relations order entered by a court in settlement of marital property rights (hereinafter referred to as a “DRO”), the awarded benefit shall be distributed to the alternate payee in a single lump sum as soon as administratively feasible following receipt of the DRO by the Company. It is intended that a DRO shall be approved by the Committee only if it meets the applicable requirements of a “qualified domestic relations order” as defined in Code Section 414(p).

15.4 Prohibition Against Assignment. Except as otherwise expressly provided in Sections 15.1, 15.2, and 15.3 hereof, the rights, interests and benefits of a Participant under this Plan (i) may not be sold, assigned, transferred, pledged, hypothecated, gifted, bequeathed or otherwise disposed of to any other party by such Participant or any Beneficiary, executor, administrator, heir, distributee or other person claiming under such Participant, and (ii) shall not be subject to execution, attachment or similar process. Any attempted sale, assignment, transfer, pledge, hypothecation, gift, bequest or other disposition of such rights, interests or benefits contrary to the foregoing provisions of this Section 15.4 shall be null and void and without effect.

15.5 Binding Effect. The provisions of this Plan shall be binding upon the Company, the Participants and any successor-in-interest to the Company or to any Participant.

15.6 No Transfer of Interest. Other than as provided in Article XIV and in the Trust Agreement, benefits under this Plan shall be payable solely from the general assets of the Company and no person shall be entitled to look to any source for payment of such benefits other than the general assets of the Company. The Company shall have and possess all title to, and beneficial interest in, any and all funds or reserves maintained or held by the Company on account of any obligation to pay benefits as required under this Plan, whether or not earmarked by the Company as a fund or reserve for such purpose; any such funds or reserves shall be subject to the claims of the creditors of the Company, and the provisions of this Plan are not intended to create, and shall not be interpreted as vesting, in any Participant, Beneficiary or other person, any right to or beneficial interest in any such funds or reserves.

15.7 Amendment or Termination of the Plan. AMO, by action of its Board of Directors or a committee thereof, may amend this Plan from time to time in any respect that it deems appropriate or desirable, and may terminate this Plan at any time; provided, however, that any such Plan amendment or Plan termination shall not, without a Participant’s written consent, be given effect with respect to such Participant to the extent such Plan amendment or Plan termination operates to reduce or eliminate (except to the extent that amounts are distributed under the Plan) such Participant’s Deferral Account as of the date of such amendment or termination. In addition, if the Board amends the Plan so as to make a change in the formula for determining the Fund Rate of any Fund Media to be credited under the Plan, such amendment shall not become effective until thirty (30) days advance written notice is given to Participants.

15.8 No Right to Employment. This Plan is voluntary on the part of the Company, and the Plan shall not be deemed to constitute an employment contract between the Company and any Participant, nor shall the adoption or existence of the Plan or any provision contained in the Plan be deemed to be a required condition of the employment of any Participant. Nothing contained in this Plan shall be deemed to give any Participant the right to continued employment with the Company, and the Company may terminate the employment of any Participant at any time, in which case the Participant’s rights arising under this Plan shall be only those expressly provided under the terms of this Plan.

15.9 Notices. All notices, requests, or other communications (hereinafter collectively referred to as “Notices”) required or permitted to be given hereunder or which are given with respect to this Plan shall be in writing and may be personally delivered, or may be deposited in the United States mail, postage prepaid and addressed as follows:

To the Company or the Committee at:	Advanced Medical Optics, Inc. 1700 E. St. Andrew Place

P. O. Box 25162 Santa Ana, California 92799-5162 cc: General Counsel

To Participant at:	The Participant’s residential mailing address as reflected in the Company’s employment records

A Notice which is delivered personally shall be deemed given as of the date of personal delivery, and a Notice mailed as provided herein shall be deemed given on the second business day following the date so mailed. Any Participant may change his or her address for purposes of Notices hereunder pursuant to a Notice to the Committee, given as provided herein, advising the Committee of such change. The Company and/or the Committee may at any time change its address for purposes of Notices hereunder pursuant to a Notice to all Participants, given as provided herein, advising the Participants of such change.

15.10 Governing Law. This Plan shall be governed by, interpreted under, and construed and enforced in accordance with ERISA and, to the extent applicable, the internal laws (and not the laws pertaining to conflicts or choice of laws), of the State of California applicable to agreements made and to be performed wholly within the State of California.

15.11 Titles and Headings; Gender of Terms. Article and Section headings herein are for reference purposes only and shall not be deemed to be part of the substance of this Plan or in any way to enlarge or limit the meaning or interpretation of any provision in this Plan. Use in this Plan of the masculine, feminine or neuter gender shall be deemed to include each of the omitted genders if the context so requires.

15.12 Severability. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable by a court or other tribunal of competent jurisdiction, such invalidity or unenforceability shall not be construed as rendering any other provision contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid and unenforceable provision was not contained herein.

15.13 Tax Effect of Plan. The Company does not warrant any tax benefit nor any financial benefit under the Plan. Without limiting the foregoing, directors, officers, and employees of the Company (other than in their capacity as Participants) shall be held harmless by the Company from, and shall not be subject to any liability on account of, any Federal or State tax consequences or any consequences under ERISA of any determination as to the amount of Plan benefits to be paid, the method by which Plan benefits are paid, the persons to whom Plan benefits are paid, or the commencement or termination of the payment of Plan benefits.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed on this 3rd day of December, 2008.

ADVANCED MEDICAL OPTICS, INC., a Delaware corporation

By:	/s/ AIMEE WEISNER
Aimee Weisner
Executive Vice President, Administration, and Secretary

APPENDIX A

Fund Media

The following are designated as the initial Fund Media as of June 1, 2008 subject to addition or deletion as set forth in Section 5.4 of the Plan:

BlackRock Money Market -Class A

PIMCO Total Return -Admin Class

BlackRock Diversified -Class A

FI Value Leaders -Class D

Legg Mason Partners Variable Equity Index -Class I

Janus Forty

Third Avenue Small Cap Value -Class B

Templeton Foreign Securities -Class 2

AIM V.I. International Growth -Series I Shares

This Appendix A shall be changed automatically to reflect the current Fund Media when the Committee adds or deletes Fund Media in accordance with Section 5.4 of the Plan.

A-1